Exhibit 99.1
DigitalOcean Announces Fourth Quarter and Fiscal Year 2022 Financial Results
2022 Revenue Increased 34% Year-over-Year
2022 Operating Cash Flow Increased 47% and Free Cash Flow Grew to 13% of Revenue
Announces $500 Million Expansion of Share Repurchase Program

NEW YORK, February 16, 2023 – DigitalOcean Holdings, Inc. (NYSE: DOCN), the cloud for startups and SMBs, today announced results for its fourth quarter and fiscal year ended December 31, 2022.
"Despite multiple headwinds in 2022, we delivered strong revenue growth, with significant increases in free cash flow margin," said Yancey Spruill, CEO of DigitalOcean. "We broadened our product portfolio and addressable market with the Cloudways acquisition. For 2023, our focus is to deliver on our growth initiatives, utilize the restructuring to accelerate free cash flow margins to 20% or better and increase our share buyback program by up to $500 million."
Fourth Quarter 2022 Financial Highlights:
•Revenue was $163.0 million, an increase of 36% year-over-year.
•Annual Run-Rate Revenue (ARR) ended the quarter at $658.8 million, representing 34% year-over-year growth.
•Gross profit of $99.6 million or 61% of revenue, a decrease of 200 basis points year-over-year, and adjusted gross profit of $125.1 million or 77% of revenue.
•Loss from operations was $15.1 million and operating margin was (9)%.
•Non-GAAP income from operations was $26.3 million and non-GAAP operating margin was 16%.
•Net loss per share was $(0.10) and non-GAAP diluted net income per share was $0.28.
•Cash, cash equivalents, and marketable securities was $864 million as of December 31, 2022.
Fourth Quarter 2022 Operational Highlights:
•Net Dollar Retention Rate (NDR) was 112% as compared to 116% in the prior year.
•Average Revenue Per Customer (ARPU) was $80.27, an increase of 22% from the fourth quarter of 2021.
•Ended the year with 677K total customers, including 129K customers spending between $50 and $500 per month, and 15K customers spending more than $500 per month. In 2022, the revenue from these cohorts grew 30% and 45%, respectively, year over year.
Fiscal Year 2022 Financial Highlights:
•Revenue was $576.3 million, an increase of 34% year-over-year.
•Gross profit of $364.4 million or 63% of revenue, an increase of 300 basis points year-over-year.
•Loss from operations was $26.2 million and operating margin was (5)%.
•Non-GAAP income from operations was $102.4 million and non-GAAP operating margin was 18%.
•Net loss per share was $(0.24) and non-GAAP diluted net income per share was $0.94.
•Net cash from operating activities was $195.2 million, an increase from $133.1 million in the prior year.
•Free cash flow was $77.8 million as compared to $24.5 million in fiscal year 2021.
Fiscal Year 2022 Operational Highlights:

•Returned $600 million to shareholders by repurchasing 13.6 million shares.
•Acquired Cloudways, a leading managed cloud hosting and software as a service (SaaS) provider for SMBs.
•Launched DigitalOcean Functions, a fast, scalable, and cost-effective severless computing solution.
•Added thousands of tutorials, guides and educational content through the acquisition of CSS-Tricks and JournalDev.
•Opened a new state-of-the-art data center in Sydney, Australia to expand compute capabilities for small businesses with low latency links to North America and Asia.
•Launched DO Impact, a global social impact program aimed at empowering changemakers by providing infrastructure credits, cash grants and volunteer time.
Restructuring Plan:
On January 27, 2023, the Board of Directors of the Company approved a restructuring plan to adjust its cost structure and accelerate its timeline to achieve greater than 20% free cash flow margins. The Restructuring Plan includes both the elimination of positions across the Company as well as the shifting of additional positions across a broader geographical footprint over the next several months. As a result of these headcount actions, the Company’s total employee base will be reduced by approximately 11%.
The Company estimates it will incur approximately $25 to $27 million in non-recurring charges in connection with the Restructuring Plan, predominantly related to cash expenditures for employee transition and severance payments, employee benefits, and stock-based compensation. The restructuring will result in an annualized run-rate savings of $60 million.
The Company expects most charges to be recognized by June 30, 2023. The costs associated with the Restructuring Plan will be included in the Company’s GAAP results and will be excluded from the Company’s non-GAAP results, including Adjusted EBITDA and free cash flow.
Share Repurchase Expansion:
On February 14, 2023, the Board of Directors approved an expansion of the Company’s share repurchase program designed to maximize value for DigitalOcean investors. The approval authorizes the Company to repurchase up to $500 million of stock during 2023, following the repurchase of $600 million of stock in 2022. Of the $500 million authorization, the Company is committed to purchasing at least $230 million in 2023 and may opportunistically purchase up to an additional $270 million during 2023.
This capital return strategy reflects the Company’s confidence that its cash flow generation will provide the flexibility to invest in key organic growth priorities and strategic M&A opportunities while at the same time maintaining a strong balance sheet and further enhancing shareholder returns. It is also the Company’s current expectation that in 2024 it will repurchase up to 125% of the free cash flow generated in that year.
Financial Outlook:
Based on information available as of February 16, 2023, for the first quarter of 2023 we expect:
•Total revenue of $163 to $165 million.
•Adjusted EBITDA margin of 31% to 32%.
•Non-GAAP diluted net income per share of $0.28 to $0.29.
•Fully diluted weighted average shares outstanding of approximately 113 to 115 million shares.
For the full year 2023, we expect:
•Total revenue of $700 to $720 million.
•Adjusted EBITDA margin of 38% to 39%.
•Free cash flow in the range of 21% to 22% of revenue.
•Non-GAAP diluted net income per share of $1.65 to $1.69.
•Fully diluted weighted average shares outstanding of approximately 114 to 116 million shares.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. For example, stock-based compensation expense-related charges are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. Accordingly, a reconciliation is not available without unreasonable effort and we are unable to assess the probable significance of the unavailable information, although it is important to note that these factors could be material to our results computed in accordance with GAAP.
Conference Call Information:
DigitalOcean will host a conference call today, February 16, 2023, at 8:00 a.m. ET to review its results. The conference call can be accessed by dialing (888) 330-3637 with conference ID 7741047. A live webcast and replay of the conference call can be accessed from the DigitalOcean investor relations website at http://investors.digitalocean.com.
Following the completion of the call, a telephonic replay will be available through February 23, 2023, by dialing (800) 770-2030 conference ID 7741047.
About DigitalOcean
DigitalOcean simplifies cloud computing so builders and businesses can spend more time creating software that changes the world. With its mission-critical infrastructure and fully managed offerings, DigitalOcean helps developers at startups and small and medium-sized businesses (SMBs) rapidly build, deploy and scale, whether creating a digital presence or building digital products. DigitalOcean combines the power of simplicity, security, community and customer support so customers can spend less time managing their infrastructure and more time building innovative applications that drive business growth. For more information, visit digitalocean.com.
Forward‑Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding our performance, including but not limited to statements in the section titled “Financial Outlook.” The forward-looking statements contained in this release and the accompanying earnings call referenced in this release are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause actual results or outcomes to be materially different from any future results or outcomes expressed or implied by the forward-looking statements. These risks, uncertainties, assumptions, and other factors include, but are not limited to: (1) our recent growth may not be indicative of our future growth; (2) our history of operating losses; (3) our limited operating history; (4) our ability to attract and retain customers and/or expand usage of our platform by such customers; (5) breaches in our security measures allowing unauthorized access to our platform, our data, or our customers’ data; (6) our ability to release updates and new features to our platform and adapt and respond effectively to rapidly changing technology or customer needs; (7) the competitive markets in which we participate; (8) the rapidly evolving laws and industry standards that relate to privacy, data security, liability for service providers regarding the activities of customers, and access to the internet; (9) risks associated with successfully managing our growth; (10) our ability to successfully integrate acquired businesses, including Cloudways, and achieve expected synergies and benefits; and (11) general market, political, economic, and business conditions.
Further information on these and additional risks, uncertainties, assumptions and other factors that could cause actual results or outcomes to differ materially from those included in or contemplated by the forward-looking statements contained in this release are included under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2021 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and September 30, 2022. Additional information will be made available in our Annual Report on Form 10-K that will be filed for the year ended December 31, 2022 and other filings and reports we make with the SEC from time to time.
We operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this release. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur. The forward-looking statements made in this release relate only to events as of the date on which the statements are made. We assume no obligation to, and do not currently intend to, update any such forward-looking statements after the date of this release.

About Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States, or GAAP, we provide investors with non-GAAP financial measures including: (i) adjusted gross profit and adjusted gross margin; (ii) non-GAAP income from operations and non-GAAP operating margin; (iii) adjusted EBITDA and adjusted EBITDA Margin; (iv) non-GAAP net income and non-GAAP diluted net income per share; and (v) free cash flow and free cash flow margin. These measures are presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In particular, free cash flow is not a substitute for cash used in operating activities. Additionally, the utility of free cash flow as a measure of our financial performance and liquidity is further limited as it does not represent the total increase or decrease in our cash balance for a given period. Our calculations of each of these measures may differ from the calculations of measures with the same or similar titles by other companies and therefore comparability may be limited. Because of these limitations, when evaluating our performance, you should consider each of these non-GAAP financial measures alongside other financial performance measures, including the most directly comparable financial measure calculated in accordance with GAAP and our other GAAP results. A reconciliation of each of our non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with GAAP is set forth in the tables in the section “Reconciliation of GAAP to Non-GAAP Data.”
Adjusted Gross Profit and Adjusted Gross Margin
We believe adjusted gross profit and adjusted gross margin, when taken together with our GAAP financial results, provides a meaningful assessment of our performance, and is useful for the preparation of our annual operating budget and quarterly forecasts.
We define adjusted gross profit as gross profit exclusive of stock-based compensation, amortization of capitalized internal-use software development costs, amortization of intangible assets, and depreciation of our data center equipment included within Cost of revenue. We exclude stock-based compensation, which is a non-cash item, because we do not consider it indicative of our core operating performance. We exclude depreciation and amortization, which primarily relates to our investments in our data center servers that are long lived assets with an economic life of five years, because it may not reflect our current or future cash spending levels to support our business. While we intend to spend a significant amount on capital expenditures on an absolute basis in the coming years, our capital expenditures as a percentage of revenue has declined significantly and will continue to decline. We define adjusted gross margin as a percentage of adjusted gross profit to revenue.
Non-GAAP Income from Operations and Non-GAAP Operating Margin
We define non-GAAP income from operations as (Loss) income from operations, excluding stock-based compensation, acquisition related compensation, amortization of acquired intangibles, acquisition and integration related costs, loss on sublease, asset impairment, restructuring and severance, and other unusual or non-recurring transactions as they occur. We define non-GAAP operating margin as non-GAAP income from operations as a percentage of revenue. We use non-GAAP income from operations to understand and evaluate our core operating performance and trends and to develop short-term and long-term operating plans. We believe that non-GAAP income from operations facilitates comparison of our operating performance on a consistent basis between periods, and when viewed in combination with our results prepared in accordance with GAAP, helps provide a broader picture of factors and trends affecting our results of operations.
Adjusted EBITDA and Adjusted EBITDA Margin
We define adjusted EBITDA as net loss attributable to common stockholders, adjusted to exclude depreciation and amortization, stock-based compensation, interest expense, acquisition related compensation, acquisition and integration related costs, income tax (benefit) expense, loss on extinguishment of debt, impairment of long-lived assets, revaluation of warrants, release of a VAT reserve, and other charges. We believe that adjusted EBITDA, when taken together with our GAAP financial results, provides meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of adjusted EBITDA is helpful to our investors as it is a measure used by management in assessing the health of our business, determining incentive compensation, evaluating our operating performance, and for internal planning and forecasting purposes.

Our calculation of adjusted EBITDA and adjusted EBITDA margin may differ from the calculations of adjusted EBITDA and adjusted EBITDA margin by other companies and therefore comparability may be limited. Because of these limitations, when evaluating our performance, you should consider adjusted EBITDA and adjusted EBITDA margin alongside other financial performance measures, including our net loss attributable to common stockholders and other GAAP results.
Non-GAAP Net Income and Non-GAAP Diluted Net Income Per Share
We define non-GAAP net income as Net loss attributable to common stockholders, excluding stock-based compensation, acquisition related compensation, amortization of acquired intangibles, acquisition and integration related costs, release of VAT reserve, loss on extinguishment of debt, impairment of long-lived assets, restructuring and severance expense, revaluation of warrants, and other unusual or non-recurring transactions as they occur. We define non-GAAP diluted net income per share as non-GAAP net income divided by the weighted-average shares including the dilutive effects of our convertible preferred stock, warrants, stock options, RSUs, PRSUs, ESPP and Convertible Notes.
We believe non-GAAP net income per share provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as this metric generally eliminates the effects of unusual or non-recurring items from period to period for reasons unrelated to overall operating performance.
Free Cash Flow and Free Cash Flow Margin
Free cash flow is a non-GAAP financial measure that we define as Net cash provided by operating activities less purchases of property and equipment, capitalized internal-use software costs, purchase of intangible assets, and excludes acquisition and integration related costs. Beginning in the first quarter of 2023, we will define free cash flow as Net cash provided by operating activities less purchases of property and equipment, capitalized internal-use software costs, purchase of intangible assets, and excluding acquisition and integration related costs, acquisition related compensation, and restructuring costs. Free cash flow margin is calculated as free cash flow divided by total revenue.
We believe that free cash flow and free cash flow margin are useful indicators of liquidity that provide information to management and investors about the amount of cash generated from our core operations that, after the purchases of property and equipment, can be used for strategic initiatives, including investing in our business and selectively pursuing acquisitions and strategic investments. We further believe that historical and future trends in free cash flow and free cash flow margin, even if negative, provide useful information about the amount of Net cash provided by operating activities that is available (or not available) to be used for strategic initiatives. One limitation of free cash flow and free cash flow margin is that they do not reflect our future contractual commitments. Additionally, free cash flow does not represent the total increase or decrease in our cash balance for a given period.
Key Business Metrics:
We utilize the key metrics set forth below to help us evaluate our business and growth, identify trends, formulate financial projections and make strategic decisions.
Customers
The number and growth of our higher spend customers is of particular importance to us as these customers represent a significant majority of our revenue and revenue growth, and they are representative of the SMB customers that grow on our platform and use multiple products. We define builders as customers having generated an invoice between $50 and $500 (inclusive) for the month end period. We define scalers as customers having generated an invoice of greater than $500 for the month end period.
ARPU
We calculate ARPU on a monthly basis as our total revenue in that period divided by the number of customers determined as of the last day of that period. For a quarterly or annual period, ARPU is determined as the weighted average monthly ARPU over such three or 12-month period.
ARR
We calculate ARR at a point in time by multiplying the latest monthly period’s revenue by 12.
Net Dollar Retention Rate

We calculate net dollar retention rate monthly by starting with the revenue from the cohort of all customers during the corresponding month 12 months prior, or the Prior Period Revenue. We then calculate the revenue from these same customers as of the current month, or the Current Period Revenue, including any expansion and net of any contraction or attrition from these customers over the last 12 months. The calculation also includes revenue from customers that generated revenue before, but not in, the corresponding month 12 months prior, but subsequently generated revenue in the current month and are therefore reflected in the Current Period Revenue. We include this group of re-engaged customers in this calculation because our customers frequently use our platform for projects that stop and start over time. We then divide the total Current Period Revenue by the total Prior Period Revenue to arrive at the net dollar retention rate for the relevant month. For a quarterly or annual period, the net dollar retention rate is determined as the average monthly net dollar retention rates over such three or 12-month period.
Investor Contact
Rob Bradley
investors@digitalocean.com
Media Contact
Spencer Anopol
press@digitalocean.com

DIGITALOCEAN HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)
(unaudited)

	December 31, 2022	December 31, 2021
Current assets:
Cash and cash equivalents	$140,772	$1,713,387
Marketable securities	723,462	—
Accounts receivable, less allowance for doubtful accounts of $6,099 and $4,212, respectively	53,833	39,619
Prepaid expenses and other current assets	28,485	17,050
Total current assets	946,552	1,770,056

Property and equipment, net	273,170	249,643
Restricted cash	1,935	2,038
Goodwill	313,718	32,170
Intangible assets, net	118,928	42,915
Operating lease right-of-use assets, net	154,501	—
Deferred tax assets	751	88
Other assets	6,353	4,085
Total assets	$1,815,908	$2,100,995

Current liabilities:
Accounts payable	$21,138	$12,657
Accrued other expenses	33,987	31,907
Deferred revenue	5,550	4,826
Operating lease liabilities, current	57,682	—
Other current liabilities	45,913	8,849
Total current liabilities	164,270	58,239

Deferred tax liabilities	18,209	421
Long-term debt	1,470,270	1,462,676
Operating lease liabilities, non-current	108,243	—
Other long-term liabilities	3,826	1,462
Total liabilities	1,764,818	1,522,798
Commitments and Contingencies

Preferred stock ($0.000025 par value per share; 10,000,000 shares authorized; 0 shares issued and outstanding as of December 31, 2022 and December 31, 2021)	—	—
Common stock ($0.000025 par value per share; 750,000,000 shares authorized; 96,732,507 and 109,175,863 issued; and 96,732,507 and 107,207,635 outstanding as of December 31, 2022 and December 31, 2021, respectively)	2	2
Treasury stock, at cost (0 shares at December 31, 2022 and 1,968,228 shares at 2021)	—	(4,598)
Additional paid-in capital	263,957	769,705
Accumulated other comprehensive loss	(2,048)	(374)
Accumulated deficit	(210,821)	(186,538)
Total stockholders’ equity	51,090	578,197

DIGITALOCEAN HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)
(unaudited)

Total liabilities and stockholders’ equity	$1,815,908	$2,100,995

DIGITALOCEAN HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Revenue	$162,998	$119,662	$576,322	$428,561
Cost of revenue	63,388	44,400	211,927	170,595
Gross profit	99,610	75,262	364,395	257,966
Operating expenses:
Research and development	39,445	36,234	143,885	115,684
Sales and marketing	25,184	15,333	81,544	50,878
General and administrative	50,076	33,834	165,185	102,590
Total operating expenses	114,705	85,401	390,614	269,152

Loss from operations	(15,095)	(10,139)	(26,219)	(11,186)

Other (income) expense:
Interest expense	2,115	1,069	8,396	3,744
Loss on extinguishment of debt	—	—	407	3,435
Other (income) expense, net	(4,409)	(7)	(10,615)	(164)
Other (income) expense	(2,294)	1,062	(1,812)	7,015

Loss before income taxes	(12,801)	(11,201)	(24,407)	(18,201)
Income tax (benefit) expense	(2,735)	924	(124)	1,302
Net loss attributable to common stockholders	$(10,066)	$(12,125)	$(24,283)	$(19,503)
Net loss per share attributable to common stockholders, basic and diluted	$(0.10)	$(0.11)	$(0.24)	$(0.21)
Weighted-average shares used to compute net loss per share, basic and diluted	96,481	107,942	100,806	93,224

DIGITALOCEAN HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Year Ended December 31,
	2022	2021
Operating activities
Net loss attributable to common stockholders	$(24,283)	$(19,503)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	102,232	88,372
Stock-based compensation	105,829	61,577
Bad debt expense	16,551	9,207
Loss on extinguishment of debt	407	3,435
Net accretion of discounts and amortization of premiums on investments	(6,135)	—
Release of VAT reserve	—	(3,188)
Non-cash interest expense	7,880	1,357
Loss on impairment of long-lived assets	1,635	285
Revaluation of warrants	—	(556)
Deferred income taxes	(4,383)	17
Acquisition related compensation	9,443	—
Other	166	(36)
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	(26,645)	(20,684)
Prepaid expenses and other current assets	(535)	1,130
Operating lease right-of-use assets and liabilities, net	11,417	—
Accounts payable and accrued expenses	5,500	9,439
Deferred revenue	(290)	(51)
Other assets and liabilities	(3,637)	2,308
Net cash provided by operating activities	195,152	133,109

Investing activities
Capital expenditures - property and equipment	(106,389)	(97,072)
Capital expenditures - internal-use software development	(8,913)	(6,391)
Purchase of intangible assets	(4,915)	(5,636)
Cash paid for acquisition of businesses, net of cash acquired	(305,170)	(5,000)
Cash paid for asset acquisitions	(5,400)	—
Purchase of available-for-sale securities	(1,695,165)	—
Sales of available-for-sale securities	19,992	—
Maturities of available-for-sale securities	956,847	—
Purchased interest on available-for-sale securities	(1,575)	—
Proceeds from interest on available-for-sale securities	1,549	—
Proceeds from sale of equipment	981	494
Net cash used in investing activities	(1,148,158)	(113,605)

Financing activities
Proceeds from issuance of convertible notes, net of issuance costs	—	1,462,195
Repayment of notes payable	—	(33,214)
Repayment of term loan	—	(166,813)
Repayment of borrowings under revolving credit facility	—	(63,200)

DIGITALOCEAN HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

Payment of debt issuance costs	(1,520)	—
Proceeds related to the issuance of common stock under equity incentive plan	11,509	18,369
Proceeds from the issuance of common stock under employee stock purchase plan	7,926	4,970
Employee payroll taxes paid related to net settlement of equity awards	(28,278)	(3,187)
Proceeds from initial public offering, net of underwriting discounts and commissions and other offering costs	—	724,384
Repurchase and retirement of common stock	(600,000)	(350,000)
Repayment of seller’s note	—	(125)
Net cash (used in) provided by financing activities	(610,363)	1,593,379

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(249)	5
(Decrease) increase in cash, cash equivalents and restricted cash	(1,563,618)	1,612,888
Cash, cash equivalents and restricted cash - beginning of period	1,715,425	102,537
Cash, cash equivalents and restricted cash - end of period	$151,807	$1,715,425

DIGITALOCEAN HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP DATA
(unaudited)
Adjusted Gross Profit and Adjusted Gross Margin

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands)	2022	2021	2022	2021
Gross profit	$99,610	$75,262	$364,395	$257,966
Adjustments:
Depreciation and amortization	25,103	21,832	93,381	81,937
Stock-based compensation	415	350	1,820	1,147
Adjusted gross profit	$125,128	$97,444	$459,596	$341,050
Gross margin	61%	63%	63%	60%
Adjusted gross margin	77%	81%	80%	80%

Non-GAAP Income from Operations and Non-GAAP Operating Margin

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands)	2022	2021	2022	2021
Loss from operations	$(15,095)	$(10,139)	$(26,219)	$(11,186)
Adjustments:
Stock-based compensation	28,071	24,197	105,829	61,577
Acquisition related compensation	7,082	—	9,443	—
Amortization of acquired intangibles	3,614	351	6,301	671
Acquisition and integration related costs	2,571	189	5,439	469
Impairment of long-lived assets	20	73	1,635	285
Non-GAAP income from operations	$26,263	$14,671	$102,428	$51,816
Operating margin	(9)%	(8)%	(5)%	(3)%
Non-GAAP operating margin	16%	12%	18%	12%
Adjusted EBITDA and Adjusted EBITDA Margin

DIGITALOCEAN HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP DATA
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands)	2022	2021	2022	2021
Net loss attributable to common stockholders	$(10,066)	$(12,125)	$(24,283)	$(19,503)

Adjustments:
Depreciation and amortization	28,332	23,449	102,232	88,371
Stock-based compensation	28,070	24,197	105,828	61,577
Interest expense	2,115	1,069	8,396	3,744
Acquisition related compensation	7,082	—	9,443	—
Acquisition and integration related costs	2,571	189	5,439	469
Income tax (benefit) expense	(2,735)	924	(124)	1,302
Loss on extinguishment of debt	—	—	407	3,435
Impairment of long-lived assets	20	73	1,635	285
Revaluation of warrants	—	—	—	(556)
Release of VAT reserve	—	—	—	(3,188)
Other(1)	(4,409)	(7)	(10,615)	707
Adjusted EBITDA	$50,980	$37,769	$198,358	$136,643
Adjusted EBITDA margin	31%	32%	34%	32%
___________________
(1)For the three months and year ended December 31, 2022, amount is Other income (expense), net and consists primarily of interest and accretion income from our marketable securities. For the three months and year ended December 31, 2021, amounts are attributable to third-party consulting costs to enhance our finance function.
Non-GAAP Net Income and Non-GAAP Diluted Net Income Per Share

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands)	2022	2021	2022	2021
GAAP Net loss attributable to common stockholders	$(10,066)	$(12,125)	$(24,283)	$(19,503)
Stock-based compensation	28,071	24,197	105,829	61,577
Acquisition related compensation	7,082	—	9,443	—
Amortization of acquired intangible assets	3,614	351	6,301	671
Acquisition and integration related costs	2,571	189	5,439	469
Reclaim of VAT reserve	—	—	—	(3,188)
Loss on extinguishment of debt	—	—	407	3,435
Impairment of long-lived assets	20	73	1,635	285
Revaluation of warrants	—	—	—	(556)
Income tax effects of non-GAAP adjustments(1)	(1,026)	144	(34)	235
Non-GAAP net income(2)	$30,266	$12,829	$104,737	$43,425
Non-GAAP diluted net income per share(2)(3)	$0.28	$0.11	$0.94	$0.37
Weighted-average shares used to compute Non-GAAP diluted net income per share	112,283	125,693	118,178	118,028
___________________

DIGITALOCEAN HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP DATA
(unaudited)
(1)The income tax effects of non-GAAP adjustments are calculated based on the applicable statutory tax rate for the relevant jurisdiction, except for those items which are non-taxable or subject to valuation allowances for which the tax expense (benefit) was calculated at 0%. The tax benefit for amortization is calculated in a similar manner as the tax effects of the non-GAAP adjustments.
(2)Amounts are attributable for both the common and convertible preferred stockholders, treated as one class of stock, for the periods presented for 2021.
(3)Non-GAAP net income has been adjusted for the dilutive impact of deferred financing fees related to the Convertible Notes of $1,482 and $696 for the three months ended December 31, 2022 and 2021, respectively, and $5,910 and $696 for the years ended December 31, 2022 and 2021, respectively.
Free Cash Flow and Free Cash Flow Margin

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands)	2022	2021	2022	2021
Net cash provided by operating activities	$65,144	$32,737	$195,152	$133,109
Adjustments:
Capital expenditures - property and equipment	(28,672)	(30,592)	(106,389)	(97,072)
Capital expenditures - internal-use software development	(2,320)	(2,094)	(8,913)	(6,391)
Purchase of intangible assets	—	—	(4,915)	(5,636)
Acquisition and integration related costs	1,531	122	2,863	526
Free cash flow	$35,683	$173	$77,798	$24,536
As a percentage of revenue:
Net cash provided by operating activities	40%	27%	34%	31%
Free cash flow margin	22%	—%	13%	6%

DIGITALOCEAN HOLDINGS, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(unaudited)
Stock-Based Compensation

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands)	2022	2021	2022	2021
Cost of revenue	$415	$350	$1,820	$1,147
Research and development	10,737	9,521	39,354	23,315
Sales and marketing	4,356	2,850	14,909	8,471
General and administrative	12,563	11,476	49,746	28,644
Total	$28,071	$24,197	$105,829	$61,577